Exhibit 10.1

                        MORTGAGE LOAN PURCHASE AGREEMENT

               This Mortgage Loan Purchase Agreement (the "Agreement"), dated as of March 30, 2007, is between Wells Fargo Asset Securities Corporation, a Delaware corporation (the "Company"), and Wells Fargo Bank, N.A., a national banking association ("Wells Fargo Bank" or, the "Seller").

               The Company and Wells Fargo Bank hereby recite and agree as follows:

               1. Defined Terms. Terms used without definition herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement, dated as of March 30, 2007 (the "Pooling and Servicing Agreement"), among the Company, Wells Fargo Bank, as servicer (the "Servicer"), HSBC Bank USA, National Association, as trustee (the "Trustee"), and Wells Fargo Bank, N.A., as securities administrator (the "Securities Administrator"), relating to the issuance of the Company's Home Equity Asset-Backed Certificates, Series 2007-1 (the "Certificates") or, if not defined therein, in the underwriting agreement, dated November 2, 2006 and terms agreement, dated February 12, 2007 (together, the "Underwriting Agreement"), among the Company, Wells Fargo Bank and Barclays Capital Inc., or in the purchase agreement dated November 2, 2006 and the purchaser terms agreement, dated February 12, 2007 (together, the "Purchase Agreement"), among the Company, Wells Fargo Bank and Barclays Capital Inc.

               2. Assignment of Servicing Agreements. Wells Fargo Bank agrees to sell, and the Company agrees to purchase, the mortgage loans (the "Mortgage Loans") listed on the Mortgage Loan Schedule and all of Wells Fargo Bank's interest with respect to the Mortgage Loans.

               3. Purchase Price; Purchase and Sale. The purchase price (the "Purchase Price") for the Mortgage Loans shall consist of $[________] payable by the Company to Wells Fargo Bank on the Closing Date in immediately available funds.

               Upon payment of the Purchase Price, Wells Fargo Bank shall be deemed to have transferred, assigned, set over and otherwise conveyed to the Company all the right, title and interest of Wells Fargo Bank in and to the Mortgage Loans including all interest and principal received or receivable by Wells Fargo Bank on or with respect to the Mortgage Loans after the applicable Cut-off Date (and including scheduled payments of principal and interest due after the applicable Cut-off Date but received by Wells Fargo Bank on or before such Cut-off Date and Principal Prepayments received or applied on the applicable Cut-off Date, but not including payments of principal and interest due on the Mortgage Loans on or before such Cut-off Date), together with all of Wells Fargo Bank's right, title and interest in and to the proceeds of any related title, hazard, primary mortgage or other insurance policies, all of Wells Fargo Bank's rights described in Section 2 above, and all other property and rights described in the first paragraph of Section 2.01(a) of the Pooling and Servicing Agreement. The Company hereby directs Wells Fargo Bank, and Wells Fargo Bank hereby agrees, to deliver to the Trustee or Custodian on behalf of the Trustee, all documents, instruments and agreements required to be delivered by the Company to the Trustee under the Pooling and Servicing Agreement; including, without limitation, the documents required to be delivered under
Section 2.01(a) of the Pooling and Servicing Agreement; and upon the occurrence of a Document Transfer Event, the documents required to be delivered under
Section 2.01(b). Wells Fargo Bank further agrees to deliver such other documents, instruments and agreements as the Company or the Trustee shall reasonably request.

               4. Representations and Warranties; Covenants. Wells Fargo Bank hereby represents and warrants to the Company that (i) the Company's representations and warranties to the Trustee pursuant to Section 2.04 of the Pooling and Servicing Agreement are true and correct, as of the date thereof, and (ii) Wells Fargo Bank has not dealt with any broker, investment banker, agent or other person (other than the Company and Barclays Capital Inc.) who may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans. Wells Fargo Bank hereby agrees to cure any breach of such representations and warranties in accordance with the terms of the Pooling and Servicing Agreement.

               Wells Fargo Bank hereby agrees to continue to pay on behalf of the Company and its successors and assignees, promptly as they become due, any lender-paid primary mortgage insurance premiums ("LPMI Premiums") with respect to any lender-paid primary mortgage insurance policy (an "LPMI Policy") on each Mortgage Loan (other than the Covered Mortgage Loans) so insured as of the applicable Cut-off Date, until such Mortgage Loan has been paid in full or otherwise liquidated; provided, however, that the foregoing obligation of Wells Fargo Bank shall terminate with respect to all such Mortgage Loans in the event that either (i) another entity acceptable to the insurers of such LPMI Policies (the "LPMI Insurers") and the rating agencies rating the Certificates undertakes to pay such LPMI Premiums, or (ii) Wells Fargo Bank pays one-time premiums to such LPMI Insurers such that all outstanding LPMI Policies will remain in force until the related Mortgage Loans have been paid in full or otherwise liquidated, without the requirement of any further premium payments.

               5. Repurchase or Substitution. (a) Wells Fargo Bank hereby agrees to repurchase any Mortgage Loan from the Company (i) for which any document is not delivered, as provided in paragraph 3 above, (ii) which is found by the Trustee to be defective in any material respect, as provided in the Pooling and Servicing Agreement, or (iii) which is discovered at any time not to be in conformance with the representations and warranties referred to in paragraph 4 above and which document relating thereto Wells Fargo Bank does not deliver or which defect or breach Wells Fargo Bank does not cure (as provided in paragraph 4 above) within 60 days after the date of notice thereof from the Trustee or the Company, at a price equal to the Purchase Price. In addition, Wells Fargo Bank hereby agrees to reimburse the Company for any Reimbursement Amount. Alternatively, Wells Fargo Bank hereby agrees, if so requested by the Company to substitute for any such Mortgage Loan, a new mortgage loan having characteristics such that the representations and warranties referred to in paragraph 4 above would not have been incorrect (except for representations and warranties as to the correctness of the Mortgage Loan Schedule) had such substitute mortgage loan originally been a Mortgage Loan. Wells Fargo Bank further agrees that a substituted mortgage loan will meet the requirements of an Eligible Substitute Mortgage Loan. Wells Fargo Bank shall remit to the Company, in cash, the difference between the unpaid principal balance of the Mortgage Loan to be substituted and the unpaid principal balance of the substitute mortgage loan.

               (b) In addition, Wells Fargo Bank shall pay (i) the amount of any Prepayment Premium (to the extent not collected and remitted to the Trust) to the Trust if Wells Fargo Bank is unable to collect a Prepayment Penalty as a result of its enforceability being found to be limited or prohibited by applicable law and (ii) without duplication of any amount payable under clause
(i), the amount due to the Trust by Wells Fargo Bank pursuant to the last paragraph of Section 2.03(a) of the Pooling and Servicing Agreement (any such amounts, the "Originator Prepayment Penalty Payment Amount"). Wells Fargo Bank shall remit to the Securities Administrator for deposit into the Collection Account any Originator Prepayment Penalty Payment Amount by the Servicer Remittance Date following the month in which a Principal Prepayment was made on the related Mortgage Loan.

               (c) In the event that Wells Fargo Bank has a right against the originator or former owner of a Mortgage Loan (the "Prior Holder") for breach of a representation or warranty regarding the characteristics of such Mortgage Loan made by the Prior Holder, Wells Fargo Bank may request the Company to repurchase the Mortgage Loan from the Trust Fund pursuant to Section 2.03 of the Pooling and Servicing Agreement and Wells Fargo Bank agrees that at the time of the repurchase by the Company, Wells Fargo Bank will repurchase the Mortgage Loan from the Company at the "purchase price" paid by the Company pursuant to the Pooling and Servicing Agreement.

               At the time of any such repurchase by Wells Fargo Bank, Wells Fargo Bank agrees either to promptly (i) liquidate such Mortgage Loan, to the extent that Wells Fargo Bank's rights in respect of the Prior Holder consist of a claim for indemnity or (ii) transfer such Mortgage Loan to the Prior Holder at a price not less than that paid by Wells Fargo Bank to the Company.

               6. Underwriting. Wells Fargo Bank hereby agrees to furnish any and all information, documents, certificates, letters or opinions with respect to the Mortgage Loans, reasonably requested by the Company in order to perform any of its obligations or satisfy any of the conditions on its part to be performed or satisfied pursuant to the Underwriting Agreement or the Purchase Agreement at or prior to the Closing Date.

               7. Costs. The Company shall pay all expenses incidental to the performance of its obligations under the Underwriting Agreement and the Purchase Agreement, including without limitation (i) any recording fees or fees for title policy endorsements and continuations, (ii) the expenses of preparing, printing and reproducing the Prospectus, the Prospectus Supplement, the Underwriting Agreement, the Purchase Agreement, the Pooling and Servicing Agreement and the Certificates and (iii) the cost of delivering the Certificates to the offices of Barclays Capital Inc. insured to the satisfaction of Barclays Capital Inc.

               8. Servicing. (a) Wells Fargo Bank hereby represents to the Company that the Mortgage Loans are serviced by the Servicer.

               (b) With respect to each Mortgage Loan, the Servicing Fee Rate shall be as set forth on the Mortgage Loan Schedule.

               9. Notices. All demands, notices and communications hereunder shall be in writing, shall be effective only upon receipt and shall, if sent to the Company, be addressed to it at Wells Fargo Asset Securities Corporation, 7430 New Technology Way, Frederick, Maryland 21703, Attn: Vice President, Structured Finance, or, if sent to Wells Fargo Bank, be addressed to it at Wells Fargo Bank, N.A., 7430 New Technology Way, Frederick, Maryland, 21703, Attn:
Vice President, Structured Finance.

               10. Trustee Beneficiary. The representations, warranties and agreements made by Wells Fargo Bank in this Agreement are made for the benefit of, and may be enforced by, the Trustee and the holders of Certificates to the same extent that the Trustee and the holders of Certificates, respectively, have rights against the Company under the Pooling and Servicing Agreement in respect of representations, warranties and agreements made by the Company therein.

               11. Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may not be changed in any manner which would have a material adverse effect on holders of Certificates without the prior written consent of the Trustee. The Trustee shall be protected in consenting to any such change to the same extent provided in Article VIII of the Pooling and Servicing Agreement. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument. This Agreement shall bind and inure to the benefit of and be enforceable by the Company and Wells Fargo Bank and their respective successors and assigns.

               12. Recharacterization. The parties hereto intend the conveyance by the Seller to the Company of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Company a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.


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               IN WITNESS WHEREOF, the Company and Wells Fargo Bank have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


                                               WELLS FARGO ASSET SECURITIES
                                                      CORPORATION



                                               By: /s/ Bradley A. Davis
                                                   Name: Bradley A. Davis
                                                   Title:   Vice President


                                               WELLS FARGO BANK, N.A.



                                               By: /s/ Bradley A. Davis
                                                   Name: Bradley A. Davis
                                                   Title:   Vice President